Law Ofices
                           JENSEN, DUFFIN & DIBB, LLP
                             311 SOUTH STATE STREET
                                    SUITE 380
                           SALT LAKE CITY, UTAH 84111
                                                                   TELEPHONE
THOMAS A. DUFFIN, P.C.                                             (801)
JULIAN D. JENSEN, P.C.                                             531-6600
BRUCE L. DIBB, P.C.                                                TELECOPIER
DANIEL O. DUFFIN, P.C.                                             (801)
                                                                   521-3731

                                  May 14, 2002



Board of Directors
Prime Resource, Inc.
22 East First South/Fourth Floor
Salt Lake City, UT   84111

         RE:      Consent Letter of Legal Counsel
                  SB-2 Registration

Dear Prime Resource Board of Directors:

         This letter will affirm the consent of the undersigned counsel for Prime Resource, Inc. for his name and the name of his associated firm to be used in the SB-2 Registration Statement and any subsequent amendment thereto being filed with the SEC prepared through our office. The undersigned and associated firm members consent to their name being used as the designated experts for the company as its securities counsel for this registration. The undersigned also consents to the use of his opinion letter "In Re Legality" concerning this offering and the company as part of the filed exhibits to the Registration Statement.

                                                      Sincerely,



                                                      /s/ Julian D. Jensen
                                                      ---------------------
                                                          Julian D. Jensen
                                                          Attorney at Law

JDJ/jp
PRIME RESOURCE/L.BrdDirect


PRIME RESOURCE/L.Consent